Exhibit 99.1

CIRCUIT CITY STORES, INC. LIQUIDATING TRUST AGREEMENT

This Circuit City Stores, Inc. Liquidating Trust Agreement (the “Agreement”) dated as of November 1, 2010 is by and between Circuit City Stores, Inc. and its affiliated debtors and debtors in possession, as identified on Exhibit A hereto (collectively, the “Debtors”), and Alfred H. Siegel, the Liquidating Trustee under the terms of the Second Amended Joint Plan of Liquidation of Circuit City Stores, Inc. and its Affiliated Debtors and Debtors In Possession and its Official Committee of Creditors Holding General Unsecured Claims filed on August 9, 2010 (the “Plan”) in the chapter 11 bankruptcy cases currently pending in the United States Bankruptcy Court for the Eastern District of Virginia (the “Bankruptcy Court”) with a caption of In re Circuit City Stores, Inc., et al., Case No. 08-35653 (KRH), to implement the Liquidating Trust for the benefit of the Beneficiaries (as defined herein) under the terms of the Plan, as confirmed by the Bankruptcy Court by Order dated September 14, 2010.
WITNESSETH
WHEREAS, the Trust is created pursuant to, and to effectuate, the Plan;
WHEREAS, the Trust is created on behalf, and for the sole benefit, of the Beneficiaries pursuant to the Plan;
WHEREAS, the Trust is established for the purpose of collecting, holding, administering, distributing and liquidating the Trust Assets for the benefit of the Beneficiaries in accordance with the terms of this Agreement and the Plan and with no objective to continue or engage in the conduct of a trade or business, except to the extent necessary to, and consistent with, the Plan and liquidating purpose of the Liquidating Trust;
WHEREAS, pursuant to the Plan, the Debtors, the Trustee, the Trust and the Beneficiaries are required to treat, for all federal income tax purposes, the transfer of the Trust Assets to the Trust as a transfer of the Trust Assets by the Debtors to the Beneficiaries in satisfaction of their Allowed Claims, followed by a transfer of the Trust Assets by the Beneficiaries to the Trust in exchange for the beneficial interest herein, and to treat the Beneficiaries as the grantors and owners of the Trust for federal income tax purposes;
WHEREAS, pursuant to the Plan, the Trust is intended to be treated as a grantor trust for federal income tax purposes within the meaning of Sections 671-677 of the Internal Revenue Code of 1986 (as amended, the “IRC”);
NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and in the Plan, the Debtors and the Trustee agree as follows:

ARTICLE  I

DEFINITIONS AND INTERPRETATIONS
1.1 Definitions

1.1.1 “Beneficiaries” shall collectively mean the Holders of Allowed Claims under the Plan, or any successors to such Holders’ Allowed Claims pursuant to Article 10.1 herein.
1.1.2 “Committee Designees” shall mean (x) initially, Hewlett-Packard Company, Simon Property Group, Inc., Weidler Settlement Class, Paramount Home Entertainment, Inc., Developers Diversified Realty Corp., Peter Kravitz, and (y) any successor or replacement of one of the foregoing selected in accordance with Article 7.11 of this Agreement.
1.1.3 “D&O Causes of Action” shall mean any and all Claims (as defined in Bankruptcy Code section 101(5)), actions, proceedings, causes of action, suits, accounts, controversies, agreements, promises, rights of action, rights to legal remedies, rights to equitable remedies and rights to payment, whether known, unknown, reduced to judgment, not reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured and whether asserted or assertable directly or derivatively, in law, equity or otherwise (collectively, the “Causes of Action”) that any Debtor or Estate may hold against current or prior director or officer of the any of the Debtors but excluding (a) Avoidance Actions (as defined in the Plan); and (b) Causes of Action that were released, exculpated or waived pursuant to the Plan or otherwise.
1.1.4 “Debtor Designee” shall mean (x) initially, Michelle O. Mosier, and (y) any successor or replacement, selected in accordance with Article 7.12 of this Agreement.
1.1.5 “Effective Date” shall have the same meaning as set forth in the Plan.
1.1.6 “Oversight Committee” shall mean a committee of seven (7) persons established pursuant to the Plan to oversee the Trustee’s performance of his duties and otherwise serve the functions described in the Plan.  The initial members of the Oversight Committee shall be Hewlett-Packard Company, Simon Property Group, Inc., Weidler Settlement Class, Paramount Home Entertainment, Inc., Developers Diversified Realty Corp., Peter Kravitz, an individual, and Michelle O. Mosier, an individual.
1.1.7 “Oversight Committee Bylaws” shall mean the bylaws attached hereto as Exhibit B.
1.1.8 “Trust” shall mean the Liquidating Trust established pursuant to the terms of this Agreement and the Plan.
1.1.9 “Trust Assets” shall mean all of the Liquidating Trust Assets conveyed to the Trust on the Effective Date of the Plan, including the proceeds and/or income related thereto, and the Ventoux Shares, held from time to time pursuant to this Agreement by the Trustee of the Trust for the benefit of the Beneficiaries.
1.1.10 “Trustee” shall mean (x) initially, Alfred H. Siegel, and (y) any successor or replacement “Liquidating Trustee,” as that term is defined under the Plan.
1.1.11 “Ventoux” shall mean Ventoux International, Inc., a Delaware corporation.
1.1.12 “Ventoux Shares” shall mean any and all of the issued and outstanding options and preferred or common shares of capital stock of Ventoux.
1.2 Use of Plan Definitions.  All terms which are used in this Agreement and not defined herein shall have the same meaning set forth in the Plan.

1.3 Interpretation.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the provisions of this Agreement.  Words denoting the singular number shall include the plural number and vice versa, and words denoting one gender shall include the other gender.

ARTICLE  II

DECLARATION OF TRUST
2.1 Purpose of Trust.  The Plan Proponents and the Trustee, pursuant to the Plan and in accordance with title 11 of the United States Code (the “Bankruptcy Code”), hereby create the Trust for the primary purpose of collecting, holding, administering, distributing and/or liquidating the Trust Assets for the benefit of the Beneficiaries in accordance with the terms of this Agreement and the Plan, and with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Trust.  The activities of the Trust shall be limited to those activities set forth in this Agreement and as otherwise contemplated by the Plan.

2.2 Transfer of Trust Assets.

A. The Debtors hereby grant, release, assign, transfer, convey and deliver, on behalf of the Beneficiaries, the Trust Assets to the Trustee as of the Effective Date with such Trust Assets to be held in trust for the benefit of the Beneficiaries and to be applied as specified in this Agreement and the Plan.  The Debtors shall from time to time as and when reasonably requested by the Trustee execute and deliver or cause to be executed and delivered all such documents (in recordable form where necessary or appropriate) and the Debtors shall take or cause to be taken such further action as the Trustee may reasonably deem necessary or appropriate, to vest or perfect in or confirm to the Trustee title to and possession of the Trust Assets.
B. Pursuant to the Plan, all of the Debtors’ right, title and interest in and to the Trust Assets are automatically vested in the Trust on the Effective Date, free and clear of all liens, claims, encumbrances and other interests, and such transfer is on behalf of the Beneficiaries (whether such Beneficiaries’ Claims are Allowed Claims on or after the Effective Date of the Plan) to establish the Trust.  To the extent any law or regulation prohibits the transfer of ownership of any of the Trust Assets from the Debtors to the Trustee and such law is not superseded by the Bankruptcy Code, the Trustee’s interest shall be a lien upon and security interest in such Trust Assets, in trust, nevertheless, for the sole use and purposes set forth in Section 2.1, and this Agreement shall be deemed a security agreement granting such interest thereon without need to file financing statements or mortgages. By executing this Agreement, the Trustee hereby accepts all of such property as Trust Assets, to be held in trust for the Beneficiaries, subject to the terms of this Agreement and the Plan.
C. Notwithstanding anything in this Agreement to the contrary, under no circumstances shall the Trustee or the Trust receive or retain cash or cash equivalents in excess of a reasonable amount to meet claims and contingent liabilities or to maintain the value of the Trust Assets during liquidation, and shall distribute all amounts not required to be retained for such purposes to the Beneficiaries as promptly as practicable in accordance with the Plan and this Agreement.
D. Pursuant to and in accordance with the Plan, for all federal income tax purposes, the Debtors, the Beneficiaries, the Trustee and the Trust shall treat the Liquidating Trust as a liquidating trust within the meaning of Treasury Income Tax Regulation Section 301.7701-4(d) and IRS Revenue Procedure 94-45, 1994-2 C.B. 124 and transfer of the Trust Assets to the Trust shall be treated as a transfer of the Trust Assets by the Debtors to the Beneficiaries in satisfaction of their Allowed Claims, followed by a transfer of the Trust Assets by the Beneficiaries to the Trust in exchange for their beneficial interests in the Trust.  The Beneficiaries shall be treated as the grantors and owners of the Trust for federal income tax purposes.
2.3 Valuation of Trust Assets.  After the Effective Date, but in no event later than the due date for timely filing of the Trust’s first federal income tax return (taking into account applicable tax filing extensions), the Trustee shall (a) determine the fair market value of the Trust Assets as of the Effective Date, based on his good faith determination, (b) advise the Oversight Committee of such valuation and (c) establish appropriate means to apprise the Beneficiaries of such valuation.  The valuation shall be used consistently by all parties (including, without limitation, the Debtors, the Trust, the Trustee and the Beneficiaries) for all federal income tax purposes.

ARTICLE  III

ADMINISTRATION OF THE TRUST
3.1 Rights, Powers and Privileges.  The Trustee shall have only the rights, powers and privileges expressly provided to the Trustee in this Agreement or in the Plan.  Without limiting the foregoing, the Trustee shall have the power to take the following actions in addition to the powers granted in the Plan, and any powers reasonably incidental thereto, which the Trustee, in its reasonable discretion, deems necessary or appropriate to fulfill the liquidating purpose of the Trust, unless otherwise specifically limited or restricted by the Plan or this Agreement:

A. hold legal title to any and all rights of the Debtors and the Beneficiaries in or arising from the Trust Assets;
B. in reliance upon the Debtors’ schedules and the official claims register (the “Register”) maintained in the Chapter 11 cases, maintain on the Trustee’s books and records a register evidencing the beneficial interest herein held by each Beneficiary;
C. protect and enforce the rights to the Trust Assets (including any Causes of Action) vested in the Trustee by this Agreement by any method deemed appropriate, including, without limitation, by judicial proceedings or otherwise;
D. make all distributions to the Beneficiaries provided for in, or contemplated by, the Plan and this Agreement;
E. establish reserves for Disputed Claims and open and maintain bank accounts on behalf of or in the name of the Trust;
F. make all tax withholdings, file tax information returns, make tax elections by and on behalf of the Trust and file tax returns for the Trust as a grantor trust under IRC Section 671 and Treasury Income Tax Regulation Section 1.671-4 pursuant to and in accordance with the Plan and Article 7.9 hereof;
G. send annually to each Beneficiary a separate statement stating the Beneficiary’s share of the Trust’s income, gain, loss, deduction or credit, and instruct all such Beneficiaries to report such items on their federal tax returns;
H. establish such reserves for taxes, assessments and other expenses of administration of the Trust as may be necessary and appropriate for the proper operation of matters incident to the Trust;
I. pay all expenses and make all other payments relating to the Trust Assets;
J. retain and pay third parties pursuant to Article 3.2, 11.5 and/or 11.6;
K. carry insurance coverage and, as required in the Confirmation Order, obtain a bond as an expense of the Trust;
L. exercise all powers provided under the Plan, including the right to pursue and settle Causes of Action and object to and settle objections to Claims, subject to the limitations set forth in Article XI hereof and the Plan; and
M. invest any moneys held as part of the Trust Assets in accordance with the terms of Article 3.4 hereof.
3.2 Action by the Oversight Committee Due to Conflict.  The Trustee shall disclose to the Oversight Committee any connections, conflicts or potential conflicts of interest that the Trustee or his firm has with respect to the exercise of any rights, powers, duties and privileges under this Trust Agreement.  In the event that the Trustee cannot take any action, including without limitation the prosecution of any Causes of Action or the objection to any Claim, by reason of an actual or potential conflict of interest, the Oversight Committee acting by majority shall be authorized to take any such action(s) in his place and stead, including without limitation by the retention of professionals (which may include professionals retained by the Trustee) for the purpose of taking such actions.

3.3 Agents and Professionals.  The Trustee may, but shall not be required to, consult with and retain attorneys, accountants, appraisers, or other parties deemed by the Trustee to have qualifications necessary to assist in the proper administration of the Trust, including professionals previously retained by the Debtors and the Creditors’ Committee.  Subject to the procedures set forth in Article XI, the Trustee may pay the reasonable salaries, fees and expenses of such persons out of the Trust Assets in the ordinary course of business.

3.4 Investment and Safekeeping of Trust Assets.  All moneys and other assets received by the Trustee shall, until distributed or paid over as provided herein and in the Plan, be held in trust for the benefit of the Beneficiaries, but need not be segregated from other Trust Assets, unless and to the extent required by law or the Plan.  The Trustee shall be under no liability for interest or producing income on any moneys received by it herein and held for distribution or payment to the Beneficiaries, except as such interest shall actually be received by the Trustee, which shall be distributed as provided in the Plan.  Except as otherwise provided by the Plan, the powers of the Trustee to invest any moneys held by the Trustee, other than those powers reasonably necessary to maintain the value of the assets and to further the Trust’s liquidating purpose, shall be limited to powers to invest in demand and time deposits, such as short-term certificates of deposit, in banks or other savings institutions, or other temporary liquid investments, such as treasury bills.

ARTICLE  IV

DISTRIBUTIONS FROM THE TRUST

4.1 Liquidation and Distribution of Trust Assets.  Following the transfer of Trust Assets to the Trust, the Trustee shall make continuing efforts to liquidate all Trust Assets.  The Trustee shall timely distribute to the Beneficiaries (as such may have been determined at such time) the net income of the Trust plus all Net Proceeds from liquidating all assets in accordance with the Plan and this Agreement, except for amounts retained as reasonably necessary to maintain the value of the Trust Assets, to fund any reserves or to meet claims and contingent liabilities (including Disputed Claims), and the necessary expenses of the Trustee and Oversight Committee to fulfill their duties.  Distributions shall be made in accordance with the Plan and at least annually, and the Trustee shall not unduly prolong the duration of the Trust.

4.2 Timing of Distributions.  Distributions to the Beneficiaries will be made from the Trust in accordance with the terms of the Plan.

4.3 Withholding from Distributions.  Pursuant to and in accordance with the terms of the Plan, the Trustee may withhold from amounts distributable to any Beneficiary any and all amounts, determined in the Trustee’s reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

4.4 Undeliverable Distributions.  If a distribution is returned to the Trustee as undeliverable, such undeliverable distributions shall be governed by Article VI of the Plan.

4.5 Priorities of Distribution.  The Trustee must pay the operating expenses of the Trust before approving distributions to or for the benefit of the Beneficiaries.

ARTICLE  V

BENEFICIARIES
5.1 Interest Beneficial Only.  The ownership of a beneficial interest in the Trust shall not entitle any Beneficiary to any title in or to the Trust Assets or to any right to call for a partition or division of such assets or to require an accounting, except as specifically provided herein.

5.2 Ownership of Beneficial Interests Hereunder.  Each Beneficiary shall own a beneficial interest herein which shall, subject to Section 4.1 herein and the Plan, be entitled to a distribution in the amounts, and at the times, set forth in the Plan.

5.3 Evidence of Beneficial Interest.  Ownership of a beneficial interest in the Trust Assets shall not be evidenced by any certificate, security, or receipt or in any other form or manner whatsoever, except as maintained on the books and records of the Trust by the Trustee.

5.4 Exemption from Registration.  The rights of the Beneficiaries arising under this Trust Agreement may be deemed “securities” under applicable law.  However, such rights have not been defined as “securities” under the Plan because (i) the parties hereto intend that such rights shall not be securities, and (ii) if the rights arising under the Trust Agreement in favor of the Beneficiaries are deemed to be “securities,” the exemption from registration under Section 1145 of the Bankruptcy Code is intended to be applicable to such securities.  No party to this Trust Agreement shall make a contrary or different contention.

5.5 Delivery of Distributions.  The Trustee shall make distributions to Beneficiaries in the manner provided in the Plan.

ARTICLE  VI

THIRD PARTY RIGHTS AND LIMITATION OF LIABILITY
6.1 Parties Dealing With the Trustee.  In the absence of actual knowledge to the contrary, any person dealing with the Trust or the Trustee shall be entitled to rely on the authority of the Trustee or any of the Trustee’s agents to act in connection with the Trust Assets.  There is no obligation on any Person dealing with the Trustee to inquire into the validity or expediency or propriety of any transaction by the Trustee or any agent of the Trustee.

6.2 Limitation of Trustee’s and Oversight Committee’s  Liability.  Anything herein to the contrary notwithstanding, in exercising the rights granted herein, the Trustee and Oversight Committee shall exercise their best judgment, to the end that the affairs of the Trust shall be properly managed and the interests of all the Beneficiaries and the Debtors are safeguarded; but the Trustee and the Oversight Committee shall not incur any responsibility or liability by reason of any error of law or of any matter or thing done or suffered or omitted to be done under this Agreement, except for fraud, gross negligence or willful misconduct.  Without limiting the foregoing, the Trustee and the Oversight Committee shall be entitled to the benefits of the exculpation and limitation of liability provisions set forth in the Plan, including, but not  limited to Article X.G of the Plan.

6.3 Indemnification.  The Trustee and the members of the Oversight Committee, and their respective firms, companies, partners, officers, directors, employees, professionals, advisors, attorneys, financial advisors, investment bankers or agents and any of such parties’ successors and assigns (collectively, the “Indemnified Parties” and each an “Indemnified Party”) shall be indemnified and receive reimbursement from and against any and all loss, liability, expense (including counsel fees) or damage of any kind, type or nature, which the Indemnified Parties may incur or sustain in the exercise and performance of any of the Trustee’s or Oversight Committee’s powers and duties under this Agreement, or in the rendering of services by Indemnified Party to the Trustee, to the full extent permitted by applicable law, except if such loss, liability, expense or damage is finally determined by a court of competent jurisdiction to result from the Trustee’s or an Indemnified Person’s fraud, gross negligence or willful misconduct (the “Indemnified Conduct”). For the avoidance of doubt and without limiting the generality of the foregoing, the Debtors’ former directors, officers, employees, professionals, and representatives retained, employed, or otherwise engaged by the Trustee or the Trust on or after the Effective Date of the Plan shall be Indemnified Parties with respect to Indemnified Conduct rendered to the Trustee after the Effective Date. The amounts necessary for such indemnification and reimbursement shall be paid by the Trustee out of the Trust Assets. The Trustee shall not be personally liable for the payment of any Trust expense or claim or other liability of the Trust, and no person shall look to the Indemnified Parties personally for the payment of any such expense or liability. This indemnification shall survive the death, dissolution, resignation or removal, as may be applicable, of the Trustee, or the termination of the Trust, and shall inure to the benefit of the Trustee’s and the Indemnified Person’s heirs and assigns.

ARTICLE  VII

SELECTION, REMOVAL AND COMPENSATION OF TRUSTEE
AND OVERSIGHT COMMITTEE MEMBERS

7.1 Initial Trustee.  The initial Trustee shall be Alfred H. Siegel.

7.2 Term of Service.  The Trustee shall serve until (a) the completion of all the Trustee’s duties, responsibilities and obligations under this Agreement and the Plan; (b) termination of the Trust in accordance with the terms of this Agreement and the Plan; or (c) the Trustee’s resignation, death, incapacity or removal.

7.3 Removal of a Trustee.  Any person serving as Trustee may be removed at any time for cause by a majority vote of the Oversight Committee.

7.4 Resignation of Trustee.  The Trustee may resign at any time.  In the event of a resignation, the resigning Trustee shall render to the Beneficiaries a full and complete accounting of monies and assets received, disbursed, and held during the term of office of that Trustee.  The resignation shall be effective on the later of (i) the date specified in the notice delivered to the Oversight Committee and the U.S. Trustee; (ii) the date that is thirty days (30) after the date such notice is delivered; or (iii) the date the accounting described in the preceding sentence is transmitted to the Beneficiaries by first class mail, postage pre-paid.

7.5 Appointment of Successor Trustee.  Upon the resignation, death, incapacity, or removal of a Trustee, the Oversight Committee shall appoint a successor Trustee, who shall be a resident of the United States.  Any successor Trustee so appointed shall consent to and accept in writing the terms of this Agreement and agree that the provisions of this Agreement shall be binding upon and inure to the benefit of the successor Trustee and all of his heirs and legal and personal representatives, successors or assigns.

7.6 Powers and Duties of Successor Trustee.  A successor Trustee shall have all the rights, privileges, powers, and duties of his predecessor under this Agreement and the Plan.

7.7 Trust Continuance.  The resignation, death, incapacitation or removal of the Trustee shall not terminate the Trust or revoke any existing agency created pursuant to this Agreement or invalidate any action theretofore taken by the Trustee.  In the event that a successor Trustee is not appointed when required under this Agreement and the Plan, the Oversight Committee shall apply to the Bankruptcy Court for appointment of a successor Trustee.

7.8 Compensation of the Trustee and Costs of Administration.  The Trustee shall receive fair and reasonable compensation for the Trustee’s services in accordance with the terms and conditions of the Plan, which shall be a charge against and paid out of the Trust Assets.  All costs, expenses, and obligations incurred by the Trustee (or professionals who may be employed by the Trustee in administering the Trust, in carrying out their other responsibilities under this Agreement, or in any manner connected, incidental, or related thereto) shall be paid by the Trustee from the Trust Assets and all such costs, expenses, and obligations shall be a charge against the Trust Assets.

7.9 Resignation of Oversight Committee Member.  A member of the Oversight Committee may resign at any time.  The resignation shall be effective on the later of (i) the date specified in the notice delivered to the Trustee, the Oversight Committee and the U.S. Trustee or (ii) the date that is thirty days (30) after the date such notice is delivered.

7.10 Removal of Oversight Committee Members.  A member of the Oversight Committee may only be removed by entry of a Bankruptcy Court order finding that cause exists to remove such member.

7.11 Appointment of Oversight Committee Members.  The Oversight Committee must, at all times, have no fewer than three (3) members and no greater than seven (7) members.  In the event that a Committee Designee resigns or a vacancy is created by such Committee Designee’s death, incapacity, or removal, the Trustee may nominate a person to replace such Committee Designee or fill the vacancy created by such Committee Designee’s death, incapacity, or removal.  The remaining members of Oversight Committee may approve such nominee by a majority vote.

7.12 Appointment of Successor Debtor Designee.  In the event that the Debtor Designee resigns or a vacancy is created by such member’s death, incapacity, or removal, the Trustee, in his sole and absolute discretion shall designate a successor Debtor Designee.  Such designation shall not require approval of the Oversight Committee or the Bankruptcy Court.

7.13 Compensation of the Members of the Oversight Committee.  The Oversight Committee shall receive compensation and reimbursement of expenses in accordance with the Oversight Committee Bylaws.  Any disputes with respect to the compensation or reimbursement of the members of the Oversight Committee shall be resolved by order of the Bankruptcy Court.

7.14 Annual Reporting and Filing Requirements.

A. Within seventy-five (75) days after the end of each calendar year, the Trustee shall prepare, and shall post on the dedicated website maintained by the Debtors’ claims and noticing agent Kurtzman Carson Consultants LLC; (i) an unaudited operating statement showing all revenues received by the Trust and expenses of operations of the Trust (including all expenses associated with the sale of any Trust Assets paid by the Trust) during such calendar year and (ii) an unaudited written report and accounting showing the assets and liabilities of the Trust at the end of such year, any changes in the Trust assets, the amount of any reserves of the Trust, and any material action taken by the Trustee in performance of his duties under the Plan and this Agreement during the preceding calendar year.
B. Pursuant to and in accordance with the terms of the Plan and this Agreement, the Trustee shall file tax returns for the Trust as a grantor trust pursuant to Treasury Income Tax Regulation Section 1.671-4(a).
C. The Plan requires the Trustee to create separate reserves for Disputed Claims. The Trustee may, at the Trust’s sole discretion, file a tax election to treat any such reserve as a Disputed Ownership Fund (“DOF”) within the meaning of Treasury Income Tax Regulation Section 1.468B-9 for federal income tax purposes rather than to tax such reserve as a part of the Liquidating Trust.  If such an election were made, the Liquidating Trust would comply with all federal and state tax reporting and tax compliance requirements of the DOF, including but not limited to the filing of a separate federal tax return for the DOF and the payment of federal and/or state income tax due.

ARTICLE  VIII

MAINTENANCE OF RECORDS
8.1 The Trustee shall maintain books and records containing a description of all property from time to time constituting the Trust Assets, the management thereof, all transactions undertaken by the Trustee, all expenses incurred by or on behalf of the Trust, and all disbursements.  Said books shall be open to inspection by any Beneficiary at any reasonable time during normal business hours.

ARTICLE  IX

DURATION OF TRUST
9.1 Duration.  The Trust shall become effective upon the Effective Date of the Plan. Thereupon, the Trust and its provisions herein shall remain and continue in full force and effect until the Trust is terminated.

9.2 Termination Upon Distribution of All Trust Assets.  Upon (i) the Bankruptcy Court’s entry of a Final Order closing the Chapter 11 Cases pursuant to Bankruptcy Code section 350(a) and (b) and (ii) the payment of all costs, expenses, and obligations incurred in connection with administering the Trust, and the distribution of all remaining Trust Assets in accordance with the provisions of the Plan, the Confirmation Order and this Agreement, the Trust shall terminate and the Trustee shall have no further responsibility in connection therewith except as may be required to effectuate such termination under relevant law.

9.3 Termination After Five Years.  If the Trust has not been previously terminated pursuant to Article 9.2 hereof, on the fifth (5th) anniversary of the Effective Date, and unless the Trust term has been otherwise extended by the Bankruptcy Court in accordance with the terms of the Plan (such extension to be approved by the Bankruptcy Court within six (6) months of the beginning of the extended term), the Trustee shall distribute all of the Trust Assets to the Beneficiaries in accordance with the Plan and immediately thereafter the Trust shall terminate and the Trustee shall have no further responsibility in connection therewith.

ARTICLE  X

MISCELLANEOUS
10.1 Limitation on Transferability.  It is understood and agreed that the beneficial interests herein shall be non-assignable during the term of this Agreement except by operation of law.  An assignment by operation of law shall not be effective until appropriate notification and proof thereof is submitted to the Trustee, and the Trustee may continue to pay all amounts to or for the benefit of the assigning Beneficiaries until receipt of proper notification and proof of assignment by operation of law.  The Trustee may rely upon such proof without the requirement of any further investigation.

10.2 Notices.  All notices to be given to Beneficiaries may be given by ordinary mail, electronic mail or may be delivered personally, to the Holders at the addresses appearing on the books kept by the Trustee.  Any notice or other communication which may be or is required to be given, served, or sent to the Trustee shall be in writing and shall be sent by registered or certified United States mail, return receipt requested, postage prepaid, or transmitted by hand delivery or facsimile (if receipt is confirmed) or sent by electronic mail, addressed as follows:

If to the Trust:
Alfred H. Siegel, CPA, CFF
Crowe Horwath LLP
15233 Ventura Boulevard, Ninth Floor
Sherman Oaks, California 91403-2250
Email: al.siegel@crowehorwath.com

with a copy to –

Richard M. Pachulski, Esq.
Jeffrey N. Pomerantz, Esq.
PACHULSKI STANG ZIEHL & JONES LLP
10100 Santa Monica Boulevard, 11th Floor
Los Angeles, California 90067-4100
Email:  rpachulski@pszjlaw.com
jpomerantz@pszjlaw.com

– and –

Robert J. Feinstein, Esq.
PACHULSKI STANG ZIEHL & JONES LLP
780 Third Avenue, 36th Floor
New York, NY 10017-2024
Email:           rfeinstein@pszjlaw.com

or to such other address as may from time to time be provided in written notice by the Trustee.
10.3 Bond.  The Trustee shall be required to post a bond in accordance with the terms of the Plan using the Trust’s cash on hand to pay the premiums on such bond.

10.4 Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the state of Delaware.

10.5 Successors and Assigns.  This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

10.6 Particular Words.  Reference in this Agreement to any Section or Article is, unless otherwise specified, to that such Section or Article under this Agreement.  The words “hereof,” “herein,” and similar terms shall refer to this Agreement and not to any particular Section or Article of this Agreement.

10.7 No execution.  All funds in the Trust shall be deemed in custodia legis until such times as the funds have actually been paid to or for the benefit of a Beneficiary, and no Beneficiary or any other Person can execute upon, garnish or attach the Trust Assets or the Trustee in any manner or compel payment from the Trust except by Final Order of the Bankruptcy Court.  Payments will be solely governed by the Plan and this Agreement.

10.8 Amendment.  This Agreement may be amended only by order of the Bankruptcy Court.

10.9 Severability.  If any term, provision covenant or restriction contained in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

10.10 Counterparts.  This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

ARTICLE  XI

LIMITATIONS ON CERTAIN ACTIONS BY THE TRUSTEE
WITHOUT APPROVAL OF THE OVERSIGHT COMMITTEE

11.1 Limitations on Actions.  Notwithstanding anything to the contrary contained in this Agreement or the Plan, the Trustee’s discretion to settle Claims and Causes of Action, dispose of Assets, retain and compensate professionals and take actions with respect to Ventoux and the Ventoux Shares shall be subject to the limitations contained in this Article XI.

11.2 Resolution of Claims. The Trustee may resolve objections to Claims which were either pending on the Effective Date or first initiated after the Effective Date as follows:

A.  without notice to, or consent from, the Oversight Committee where the Face Amount of the Claim is equal to or less than $2,500,000;
B. with the affirmative consent of the Oversight Committee where the Face Amount of the Claim is in excess of $2,500,000 but is equal to or less than $20,000,000; and
C. with the affirmative consent of the Oversight Committee and approval from the Bankruptcy Court where the Face Amount of the Claim is in excess of $20,000,000.
11.3 Sale of Assets. The Trustee may sell Trust Assets as follows:

A. without notice to, or consent from, the Oversight Committee where the sales price is equal to or less than $100,000;
B. with written or electronic notice to the Oversight Committee where the sales price is more than $100,000 and equal to or less than $1,000,000 provided that no member of the Oversight Committee objects in writing or by electronic mail to the sale within five (5) business days of transmission of the notice; provided, further that if a member of the Oversight Committee so objects then the Trustee may only proceed with the proposed sale with the consent of the Oversight Committee;
C. with the affirmative consent of the Oversight Committee where the sales price is more than $1,000,000 and equal to or less than $10,000,000; and
D. with the affirmative consent of the Oversight Committee and approval from the Bankruptcy Court where the sales price is more than $10,000,000.
11.4 Settlement of Causes of Action.  The Trustee may settle Causes of Action as follows:

A. without notice to, or consent from, the Oversight Committee where the disputed amount (i.e. gross transfer minus good faith estimates of new value and ordinary course of business) is less than $250,000 and the Trustee proposes to settle such claim for more than 60% of the disputed amount;
B. with written or electronic notice to the Oversight Committee where the disputed amount is less than $250,000 and the Trustee proposes to settle such claim for less than 60% of the disputed amount, provided that no member of the Oversight Committee objects in writing or by electronic mail to the proposed settlement within five (5) business days of transmission of the notice; provided, further that if a member of the Oversight Committee so objects then the Trustee may only proceed with the proposed settlement with the consent of the Oversight Committee;
C. with written or electronic notice to the Oversight Committee where the disputed amount is between $250,000 and $10,000,000 and the Trustee proposes to settle such claim for more than 60% of the disputed amount; provided that no member of the Oversight Committee objects in writing or by electronic mail to the proposed settlement within five (5) business days of transmission of the notice; provided, further that if a member of the Oversight Committee so objects then the Trustee may only proceed with the proposed settlement with the consent of the Oversight Committee;
D. with the affirmative consent of the Oversight Committee where the disputed amount is between $250,000 and $10,000,000 and the Trustee proposes to settle such claim for less than 60% of the disputed amount; and
E. with the affirmative consent of the Oversight Committee and approval from the Bankruptcy Court where the disputed amount is more than $10,000,000.
11.5 Retention of Professionals.  The Trustee, in his sole and absolute discretion, may retain professionals without notice to, or consent from, the Oversight Committee.

11.6 Compensation of Professionals.  The Trustee may compensate professionals as follows:

A. without notice to, or consent from, the Oversight Committee, where the professional’s bill is $50,000 or less;
B. with written or electronic notice to the Oversight Committee where the professional’s bill is more than $50,000 and less than $200,000; provided that no member of the Oversight Committee objects to the proposed payment in writing or by electronic mail within five (5) business days of transmission of the notice; provided, further that if a member of the Oversight Committee so objects then the Liquidating Trustee may only proceed with the proposed payment with the consent of the Oversight Committee; and
C. with the affirmative consent of the Oversight Committee where the professional’s bill is $200,000 or more.
D. In the event that the Trustee is not authorized to make a payment due to the Trustee or professionals employed by the Trustee pursuant to Section 11.6 because the Oversight Committee has not provided its consent to such payment, (a) the Trustee shall be authorized to make that portion of the payment as to which there is no objection; and (b) to the extent such objection cannot be resolved by the Oversight Committee and the affected professional, the Bankruptcy Court shall retain jurisdiction to resolve such dispute.
11.7 Actions with Respect to Ventoux and the Ventoux Shares.

A. Absent affirmative direction from the Oversight Committee, the Trustee may not take any action with respect to Ventoux, including, without limitation, appointing or electing directors or officers of Ventoux, managing the day-to-day affairs of Ventoux, or voting, selling, transferring or otherwise disposing of the Ventoux Shares.
B. In any event, the Trustee may not make any decisions with respect to Ventoux except to the extent that such decisions are consistent with the Plan, the Bankruptcy Code, Delaware law or any other applicable law.
11.8 Actions with Respect to the D&O Causes of Action.  Investigation and prosecution of D&O Causes of Action will be undertaken by the Oversight Committee (exclusive of the Debtor Designee) and neither the Liquidating Trustee or the Debtor Designee shall have any role or responsibility in connection therewith.

IN WITNESS WHEREOF, the parties have executed this Agreement (or are deemed to have so executed this Agreement) as of the day and year written above.

CIRCUIT CITY STORES, INC., on behalf of the Debtors

By:  /s/ Catherine Bradshaw
Name:  Catherine Bradshaw
Title:  Vice President and Controller

ALFRED H. SIEGEL

By:  /s/ Alfred H. Siegel
Name: Alfred H. Siegel

EXHIBIT A

(List of Debtors)

1.           Circuit City Stores, Inc.
2.           Circuit City Stores West Coast, Inc.
3.           Circuit City Purchasing Company, LLC
4.           CC Aviation, LLC
5.           CC Distribution Company of Virginia, Inc.
6.           Circuit City Stores PR, LLC
7.           Circuit City Properties LLC
8.           Orbyx Electronics, LLC
9.           Kinzer Technology, LLC
10.           Courchevel, LLC
11.           Abbott Advertising Agency, Inc.
12.           Mayland MN, LLC
13.           Papsco Designs, Inc.
14.           Sky Venture Corp.
15.           XSStuff, LLC
16.           PRAHS, Inc.

EXHIBIT B

(Oversight Committee Bylaws)

BYLAWS OF THE OVERSIGHT COMMITTEE PROVIDED FOR PURSUANT TO THE ORDER OF THE UNITED STATES BANKRUPTCY COURT FOR THE EASTERN DISTRICT OF VIRGINIA APPROVING THE MODIFIED SECOND AMENDED JOINT PLAN OF LIQUIDATION OF CIRCUIT CITY STORES, INC. AND ITS AFFILIATED DEBTORS AND DEBTORS IN POSSESSION AND ITS OFFICIAL COMMITTEE OF CREDITORS HOLDING GENERAL UNSECURED CLAIMS

I.  BACKGROUND
A.           On November 10, 2008 (the “Petition Date”), Circuit City Stores, Inc. and seventeen of its subsidiaries (collectively, the “Debtors”) filed voluntary petitions under chapter 11 of title 11, United States Code, 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”), in the United States Bankruptcy Court, Eastern District of Virginia, Richmond Division (the “Bankruptcy Court”), under Case Nos. 08-35653, 08-35654, 08-35655, 08-35656, 08-35657, 08-35658, 08-35659, 08-35660, 08-35661, 08-35662, 08-35663, 08-35664, 08-35665, 08-35666, 08-35667, 08-35668, 08-35669 and 08-35670 (collectively, the “Cases”).
B.           On September 14, 2010, the Bankruptcy Court entered its Order (the “Confirmation Order”) Confirming the Modified Second Amended Joint Plan of Liquidation of Circuit City Stores, Inc. and its Affiliated Debtors and Debtors in Possession and its Official Committee of Creditors Holding General Unsecured Claims (the “Plan”) and approving, among other things, these bylaws (the “Bylaws”).
C.           On November 1, 2010 (the “Effective Date”), the Plan became effective.
D.           The Plan provides for the creation of a liquidating trust (the “Liquidating Trust”) and the appointment of a liquidating trustee (the “Liquidating Trustee”) to administer the Liquidating Trust.  The Plan also provides for the creation of an oversight committee (the “Oversight Committee”) to oversee the Liquidating Trust and approve certain of the Liquidating Trustee’s actions.
E.           As of the Effective Date of the Plan, pursuant to the Circuit City Stores, Inc. Liquidating Trust Agreement (the “Liquidating Trust Agreement”), the members of the Oversight Committee (each, a  “Member”) are:  Hewlett-Packard Company, Simon Property Group, Inc., Weidler Settlement Class, Developers Diversified Realty Corp., Paramount Home Entertainment, Peter Kravitz, an individual, and Michelle Mosier, an individual (Ms. Mosier, or her successor, the “Debtor Designee”).
II.  MEMBERSHIP
A.           Each Oversight Committee Member shall have one (1) vote.
B.           All Members that are entities and not individuals (each, an “Entity Member”) shall designate an officer, employee or attorney person to serve as the Entity Member’s primary representative (each, a “Primary Representative”), and may designate one or more officers, employees or attorneys to serve as the Entity Member’s alternate representative (each, an “Alternate Representative”) to attend Oversight Committee meetings.  All Members that are individuals (each, an “Individual Member”) shall be their own Primary Representatives and may designate one or more attorneys to serve as the Individual Member’s Alternate Representative.  Notwithstanding the foregoing, no Member may retain or designate as their Primary or Alternate Representative any attorney or other professional or advisor who has been retained by the Liquidating Trustee.  An Alternate Representative shall be deemed a Member and have all the rights of a Member for all purposes in the absence of the Primary Representative.  References herein to “Members” include references to the Primary or Alternate Representatives of Entity Members and in the case of Individual Members, to the Member him or herself or such Individual Member’s Alternate Representative.
C.           A Member resigning from the Oversight Committee shall give written notice of such resignation to the U.S. Trustee, the Chair (as defined herein), the Liquidating Trustee and general counsel to the Liquidating Trustee (“General Counsel”).
D.           If a Member, other than the Debtor Designee, resigns from the Oversight Committee, a substitute for the resigned Member, if any, shall be nominated as set forth in the Liquidating Trust Agreement and the Oversight Committee shall, by vote of a majority of the remaining Members of the Oversight Committee, determine whether to approve such substitute for the resigned Member.  If the Debtor Designee resigns from the Oversight Committee, a substitute for the resigned Debtor Designee shall be nominated, approved and appointed as set forth in the Liquidating Trust Agreement without approval by the Oversight Committee.
E.           In no event shall a resigning Member or any transferee of such resigning Member’s claim have the right to designate a successor for such Member of the Oversight Committee.  During the period after the resignation and prior to the appointment of a substitute, the membership of the Oversight Committee shall consist only of those Members remaining after the resignation.
F.           A Member that transfers in excess of fifty percent (50%) of its beneficial interest in the Trust or unsecured pre-petition claim, whether by sale, participation, grant of an option or other method, shall promptly, upon execution of definitive documentation with respect to such transfer, notify, in writing, the Chair and the Liquidating Trustee of such transfer.  The Oversight Committee shall consider what further action, if any, is necessary as a result of such transfer at the next regularly scheduled Oversight Committee meeting.
III.  CHAIRMANSHIP
A.           There shall be a Member of the Oversight Committee that shall serve as chairman (the “Chair”) of the Oversight Committee, who shall be elected from among the Oversight Committee Members by a majority vote of the Oversight Committee, and who shall serve until the earlier of resignation, removal, or termination of the Liquidating Trust and dissolution of the Oversight Committee.  Hewlett Packard Company is deemed to have been elected as Chair of the Oversight Committee as of the Effective Date.  There shall be two Members of the Oversight Committee that shall serve as vice chairmen (each, a “Vice Chair”) of the Oversight Committee, who shall be elected from among the Oversight Committee members, by a majority vote of the Oversight Committee Members, and who shall serve until the earlier of resignation, removal, or termination of the Liquidating Trust and dissolution of the Oversight Committee.  As of the Effective Date, Paramount Home Entertainment and Developers Diversified Realty Corp. are deemed to have been elected as co-Vice Chairs of the Oversight Committee.  References to the Vice-Chair in these Bylaws shall mean the vote or consensual action of both Vice-Chairs.
B.           As authorized by the Oversight Committee, the Chair, the Liquidating Trustee or General Counsel shall speak for the Oversight Committee in reporting the Oversight Committee’s non-confidential decided positions to other parties-in-interest in the Cases and to the press, if appropriate.  The Chair shall have the authority to sign documents on behalf of the Oversight Committee, as appropriate, in order to implement decisions of the Oversight Committee.  The Oversight Committee may also delegate to General Counsel or  the Liquidating Trustee authority to implement decisions of the Oversight Committee.
C.           A Chair or any Vice-Chair, once elected, may be removed, with or without cause, by affirmative vote of a majority of the Members of the Oversight Committee.  Upon removal of a Chair or any Vice-Chair, the Oversight Committee shall immediately elect a successor(s).
D.           If a Chair or any Vice-Chair resigns the position or resigns from the Oversight Committee, then the Oversight Committee shall immediately elect a successor.
IV.  MEETINGS
A..           A quorum shall consist of a majority of Oversight Committee Members, without counting any Oversight Committee Member who has a Conflict of Interest as set forth in Article VIII, including any such Members voting by proxy or present by telephonic conference facilities.
B.           No meeting shall be held unless a quorum is present at the beginning of the meeting.  If, at any point during a meeting, a quorum is no longer present, votes taken while a quorum is no longer present, if any, shall be recorded.
C.           Regular meetings shall be held from time to time on dates and at locations designated by the Chair.  Announcements of the date and place of the next succeeding meeting shall be made by the Chair at a duly scheduled meeting, if possible.  The announcement shall be confirmed by mail, overnight mail, e-mail transmission or facsimile transmission on not less than two (2) business days’ advance notice, except for special meetings as described in paragraph IV.D. below.
D.           Special meetings may be called by the Chair, the Vice-Chairs or by at least four (4) members of the Oversight Committee by giving prior notice by telephone, overnight mail, e-mail transmission or facsimile transmission, to each Member.  If such notice is by telephone, it shall be immediately confirmed by e-mail or facsimile transmission.  The primary purpose of the special meeting shall be set forth in the notice.
E.           The Chair shall call all meetings, and shall call special meetings whenever the Chair deems it appropriate or whenever requested to do so by any two (2) Members of the Oversight Committee.
F.           Meetings shall be held in person or by telephone conference call.
G.           Meetings of the Oversight Committee shall not be open to persons other than Members, their Primary or Alternate Representatives and professionals; provided, however, that the Oversight Committee, by affirmative vote of a majority of its Members, may, for special, limited purposes, permit other persons to attend.
H.           The Chair, or if not present, one of the Vice-Chairs shall preside at all meetings of the Oversight Committee.
V.  AGENDA
A.           Matters shall be presented to the Oversight Committee upon written agenda and transmitted to the Oversight Committee Members not less than twenty-four (24) hours prior to Oversight Committee meetings.
B.           Any Member may at any time bring any matter before the Oversight Committee for its attention.
VI.  VOTING
A.           No Member of the Oversight Committee may vote, except by its Primary or Alternate Representative.
B.           Proxies in respect of specific issues will be permitted, provided such proxy vote shall be confirmed in writing to the Chair by the voting Member.  Voting by an Alternate Representative will not be deemed to be voting by proxy.
VII.  ACTION BY OVERSIGHT COMMITTEE
A.           General Action.
1.           Action by the Oversight Committee taken at Oversight Committee meetings shall require the affirmative vote of a majority of those Members voting (either in person or by proxy), provided that a quorum is present.
2.           Action may be taken by Oversight Committee vote without a meeting provided (a) the Chair and the Vice-Chairs determine; (b) the Chair determines if the Vice-Chairs are unavailable; or (c) the Vice-Chairs determine if the Chair is unavailable, upon consultation with General Counsel, that immediate action is necessary.  In such cases, votes may be obtained by polling Members on the issue by telephone, facsimile transmission or email.  Polling may be conducted by the Chair, the Vice-Chairs or General Counsel.  Such a vote shall be effective only if it is approved by unanimous written (including email) consent of all the Members of the Oversight Committee entitled to vote.
3.           The Chair shall tally and record the votes of Members.  The Chair’s determination of the tally of the vote of the Oversight Committee with respect to any matter will be final.
VIII.  CONFLICTS OF INTEREST
A.           General Conflict Rules.  If any matter under consideration by the Oversight Committee may or appears to involve a conflict of interest with any Member serving on the Oversight Committee, the Member with the potential or actual conflicting interest shall:  (i) disclose to the Liquidating Trustee and the Oversight Committee the existence of any potential or actual conflict of which it has knowledge, (ii) recuse itself from the discussion of such matter and no longer be counted in determining whether a quorum is present at the meeting unless, by majority vote of the Oversight Committee (without including the conflicted Member or Members), the Member is permitted to remain at such meeting, and (iii) abstain from voting on such matter at a meeting or otherwise.  In the event that the Liquidating Trustee cannot take any action, including without limitation the prosecution of any Causes of Action or the objection to any Claim, by reason of an actual or potential conflict of interest, the Oversight Committee acting by majority shall be authorized to take any such action(s) in his place and stead, including without limitation the retention of professionals (which may include professionals retained by the Liquidating Trustee) for such purpose of taking such actions.  In addition to the foregoing, the Debtor Designee may not vote on any matters relating to the D&O Causes of Action (as defined in the Circuit City Stores, Inc. Liquidating Trust Agreement).
IX. CONFIDENTIALITY OF INFORMATION
A.           Each Member of the Oversight Committee is aware of the fiduciary duty that it has to all beneficiaries under the Liquidating Trust and agrees that it will act in accordance with such duty in dealing with confidential information.  All matters discussed at Oversight Committee meetings (whether or not memorialized in any minutes thereof), not generally available to the public, are confidential and shall not be disclosed or revealed to third parties, except as permitted herein.
B.           All confidential or proprietary information concerning the Debtors and the Cases or provided by the Debtors, any professionals employed by the Debtors, or the Liquidating Trustee to the Oversight Committee or any professionals employed by the Oversight Committee (“Confidential Information”) shall also be deemed Confidential Information and not be disclosed to any person who is not a Member (other than professionals and other agents and advisors then retained by the Oversight Committee), except as permitted herein.  All or any portion of the Confidential Information shall not be used by any Member in any manner that is inconsistent with the purpose of the Oversight Committee.  Written Confidential Information distributed or furnished to the Oversight Committee by the Liquidating Trustee or professionals of the Debtors shall be marked or otherwise designated with the legend “confidential” and oral Confidential Information shall be clearly identified by the Liquidating Trustee as confidential.  Notwithstanding the foregoing, Confidential Information shall not include any information that (i) at the time of disclosure by the Liquidating Trustee or the Debtors or thereafter is generally available to the public other than by a person bound by these provisions acting in contravention of these provisions; (ii) was available to the Oversight Committee on a non-confidential basis from any party other than the Liquidating Trustee or the Debtors, provided that such party was not bound by a confidentiality agreement, or other contractual or legal obligation of confidentiality, with respect to such information; or (iii) has been independently acquired by the Oversight Committee.
C.           Notwithstanding paragraphs IX. A. and IX. B. hereof, all Confidential Information in the possession of or known to Members of the Oversight Committee may be disclosed:  (i) to other Members; (ii) to such of the directors, officers or employees of the Member's institution, direct and indirect  parent entities and their respective directors, officers and employees and any professionals engaged by such Member who require such Confidential Information in order to deal with their respective responsibilities of the institution as a Member and (iii) where required by law, rule, process or regulation or in the context of court proceedings, provided that the disclosing party shall provide notice to the Liquidating Trustee and the Chair,  to the extent permitted by law, so that the Liquidating Trustee may seek a protective order or take other action to protect the Confidential Information.  Notwithstanding the foregoing, to the extent the Liquidating Trustee designates certain materials as not to be shared with specific Members of the Oversight Committee, the Oversight Committee agrees to abide by such designation.
D.           Members who are from time to time contacted by beneficiaries of the Liquidating Trust, may direct such beneficiaries to speak directly with the Liquidating Trustee or General Counsel.
E.           Notwithstanding the resignation or removal of a Member, such Member shall continue to be bound by the confidentiality provisions of these Bylaws for the greater of three (3) years after resignation or removal of a Member, or the termination of the Liquidating Trust.
F.           If any Member violates the provisions of this Article, the Oversight Committee, by a majority vote, may remove such Member from Oversight Committee membership and the Member shall be deemed to consent to such removal.  Nothing in this Article may be construed as conferring upon  any party other than the Oversight Committee any right of enforcement, these Bylaws being for the sole benefit of the Oversight Committee.
X.  SUBCOMMITTEES OF THE OVERSIGHT COMMITTEE
A.           The Oversight Committee may create such subcommittees (each a “Subcommittee” and collectively, the “Subcommittees”) as it deems appropriate and delegate to such Subcommittees such powers and responsibilities as it deems appropriate, so long as such appointment and delegation are approved by a majority of those voting (either in person or by proxy).  The Oversight Committee shall appoint the membership for each of the Subcommittees created.  The Chair may, at the discretion of the Oversight Committee, be a member or exofficio member of each Subcommittee.  Each Subcommittee shall promptly report to the Oversight Committee and shall be available to respond to inquiry from any Oversight Committee Member.
XI. COMPENSATION
A.           Each of the Members shall receive compensation at the rate of $5,000 per month for their services to the Oversight Committee; provided, however, that the Chair shall receive compensation at the rate of $10,000 per month, which compensation shall be a charge against and paid out of the Liquidating Trust assets.  All reasonable costs, expenses, and obligations incurred by any Member shall be paid by the Liquidating Trustee from the Liquidating Trust assets prior to any distribution to the beneficiaries of the Liquidating Trust.  Any disputes with respect to the compensation of the Members or reimbursement of costs, expenses, and obligations shall be resolved by order of the Bankruptcy Court.  Reasonable expenses shall include (without limitation) out of pocket expenses for attendance at meetings by the Primary or Alternate Representatives of Members, as well as their respective professionals (including (without limitation) legal counsel), and shall include (without limitation) expenses incurred for transportation, hotel, food and related expenses and such other expenses as the Oversight Committee or the Bankruptcy Court approves, but shall exclude fees of professionals, including (without limitation) legal counsel, retained by the Members.  Requests for reimbursement of expenses shall be itemized.

XII.  RULES OF PROCEDURE
A.           A Chair or Vice-Chair shall preside over each Oversight Committee meeting in a manner that promotes fairness, a full opportunity for analysis of all business coming before the Oversight Committee, and a full opportunity for each Oversight Committee Member to express its view.  Parliamentary procedure, such as “Robert’s Rules of Order” is recommended, though need not be followed in every detail.
XIII.           EFFECTIVENESS/AMENDMENT TO BYLAWS
A.           The Bylaws are effective as of the Effective Date, and may be amended, waived or repealed by majority vote of all Members of the Oversight Committee, provided, however, that amendments, waivers or repeal of Articles II.B., Article VIII and this Article XIII, may only be accomplished by unanimous vote of all Members of the Oversight Committee or approval by the Bankruptcy Court, after notice and hearing.  These Bylaws may be executed in separate counterparts, all of which taken together shall constitute one instrument.
B.           In the event of a conflict between these Bylaws and the Liquidating Trust Agreement, the Liquidating Trust Agreement shall govern.

Adopted:                      November 1, 2010

Hewlett-Packard Company

By:___/s/ Ellen A. Friedman____________
Ellen A. Friedman

Its:__Attorneys for Hewlett-Packard Company

Paramount Home Entertainment                                                                                                Developers Diversified RealtyCorp.

By:__/s/ Marguerite A. Pacacha                                                                                                    By: __/s/ Eric C. Cotton___________
Marguerite A. Pacacha                                                                                                                          Eric C. Cotton

Its:__Authorized Signatory_____                                                                                                 Its: ___Assoc. G.C._____________

Simon Property Group, Inc.                                                                                          Weidler Settlement Class

By: ___/s/ Ronald M. Tucker ________                                                                                     By: ___/s/ Christopher Jones_______
Ronald M. Tucker                                                                                                                                  Christopher Jones

Its: ____VP, Bankruptcy Counsel______                                                                                     Its: ____Counsel_______________

Peter Kravitz, an individual                                                                                                  Michelle Mosier, an individual

By: __/s/ Peter Kravitz_______________                                                                                     By: __/s/ Michelle Mosier______
Peter Kravitz                                                                                                                                              Michelle Mosier